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                                                                    EXHIBIT 23.5
                                                              SEPTEMBER 14, 1999

International Network Services
1213 Innsbruck Drive
Sunnyvale, CA 94089

Dear Sirs:

     We hereby consent to the use of our name and to the description of our opinion letter, dated August 9, 1999, in, and to the inclusion of such opinion letter as Annex 4 to, the Proxy Statement/ Prospectus of International Network Services, constituting part of the Registration Statement on Form S-4 of Lucent Technologics, Inc., filed with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very Truly Yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ CHARLES R. CORY

                                            ------------------------------------
                                            Charles R. Cory
                                            Managing Director